Exhibit 23.1
                                                                  ------------



                         Independent Auditors' Consent
                         -----------------------------


The Board of Directors
Travelers Property Casualty Corp.:

We consent to the incorporation by reference in the registration statement on Form S-8, filed for the Travelers 401(k) Savings Plan, of our reports dated January 17, 2002, except as to Note 1, which is as of March 21, 2002, with respect to the consolidated balance sheets of Travelers Property Casualty Corp. as of December 31, 2001 and 2000, and the related consolidated statements of income, changes in shareholder's equity and cash flows for each of the years in the three-year period ended December 31, 2002, which reports appear in the prospectuses, dated March 21, 2002, filed with the Securities and Exchange Commission on March 22, 2002, pursuant to rule 424(b) under the Securities Act of 1933, as amended.


/s/ KPMG LLP

Hartford, Connecticut
August 19, 2002